UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

General Mills, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-01185	41-0274440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (763) 764-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	GIS	New York Stock Exchange
1.000% Notes due 2023	GIS23A	New York Stock Exchange
0.450% Notes due 2026	GIS26	New York Stock Exchange
1.500% Notes due 2027	GIS27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2021, the shareholders of General Mills, Inc. (the “Company”) voted at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation (the “Amended Certificate”), effective September 30, 2021, to eliminate the supermajority shareholder voting provisions applicable to preferred shareholders.

In addition, in connection with the shareholder approval of the Amended Certificate, the board of directors of the Company made conforming amendments to the Company’s By-Laws, effective upon the filing of the Amended Certificate.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Certificate and By-Laws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 28, 2021, the Company held its 2021 Annual Meeting. There were 521,930,191 shares of common stock represented either in person or by proxy at the meeting. We have disclosed the final results for each matter voted upon, including the number of votes cast for or against, the number of abstentions, and, as applicable, the number of broker non-votes.

1.	Election of Directors. Shareholders elected the following individuals as directors of the Company by the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
R. Kerry Clark	414,037,874	12,202,013	1,572,861	94,117,443
David M. Cordani	417,685,791	8,594,576	1,532,381	94,117,443
Jeffrey L. Harmening	394,194,023	31,746,151	1,872,574	94,117,443
Maria G. Henry	419,737,220	6,567,068	1,508,460	94,117,443
Jo Ann Jenkins	421,513,819	4,851,446	1,447,483	94,117,443
Elizabeth C. Lempres	417,979,816	8,389,326	1,443,606	94,117,443
Diane L. Neal	421,415,827	4,863,787	1,533,134	94,117,443
Steve Odland	409,379,761	16,842,378	1,590,609	94,117,443
Maria A. Sastre	419,765,504	6,540,055	1,507,189	94,117,443
Eric D. Sprunk	421,159,984	5,112,541	1,540,223	94,117,443
Jorge A. Uribe	421,211,439	5,041,499	1,559,810	94,117,443

2.

Advisory Vote on Executive Compensation. On an advisory basis, shareholders approved the compensation of the Company’s named executive officers. The proposal was supported by 94.5% of the votes cast “for” and “against” it.

For	Against	Abstain	Broker Non-Votes
401,904,341	23,288,094	2,620,313	94,117,443

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022. The proposal was supported by 95.5% of the votes cast “for” and “against” it.

For	Against	Abstain	Broker Non-Votes
497,245,496	23,228,627	1,456,068	0

4.

Approval of Amendment and Restatement of the Company’s Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions. Shareholders approved the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate supermajority voting provisions applicable to preferred shareholders. The proposal was supported by 69.6% of the shares of common stock outstanding.

For	Against	Abstain	Broker Non-Votes
421,989,620	3,586,147	2,236,981	94,117,443

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of General Mills, Inc.

3.2	By-Laws of General Mills, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021

GENERAL MILLS, INC.

By:	/s/ Richard C. Allendorf
Name: Richard C. Allendorf
Title: General Counsel and Secretary